UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 19, 2020

GLOBE PHOTOS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-55370	27-0746744
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6445 South Tenaya Way, B-130

Las Vegas, Nevada 89113

(Address of principal executive offices)

(702) 722-6113

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03	Bankruptcy or Receivership

On March 19, 2020, Globe Photos, Inc., a Delaware corporation (the “Company”) and its wholly-owned subsidiary, Photo File, LLC, a Nevada limited liability company (“Photo File”, and together with the Company, the “Debtors”), each filed a voluntary petition for relief (each, a “Chapter 7 Case”, and collectively, the “Chapter 7 Cases”) under the provisions of Chapter 7 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Nevada (the “Bankruptcy Court”).

As a result of the filing of the Chapter 7 Cases, a Chapter 7 trustee, who may or may not be the same individual, will be appointed by the Bankruptcy Court and will assume control of the Debtors. The assets of the Company and Photo File will be liquidated in accordance with the Code. The Company’s board of directors, after spending considerable time and effort attempting to pursue and complete strategic alternatives to finance, restructure or sell the Company and not being successful, concluded that no viable options remained for continuing operations, and that the Chapter 7 Cases are the only alternative available to the Company and Photo File.

The case number for the Company’s Chapter 7 Case is 2:20-bk-11620. The case number for Photo File’s Chapter 7 Case is 2:20-bk-11619. The initial hearing for creditors in the Chapter 7 Cases has been scheduled for April 22, 2020, and the Notice of Bankruptcy Case Filing has been sent to known creditors. A receiver/trustee has been appointed.

Most of the Debtors’ filings with the Bankruptcy Court will be available to the public on its website at: www.nvb.uscourts.gov. The Debtor undertakes no obligation to make any further public announcement with respect to the documents filed with the Bankruptcy Court or any matters referred to therein.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The commencement of the Chapter 7 Cases described in Item 1.03 of this Current Report on Form 8-K constitutes an event of default under certain of the Company’s debt instruments, which results in acceleration of the Company’s obligations under such debt instruments.

Any efforts to enforce payment obligations under such debt instruments are automatically stayed as a result of the filing of the Chapter 7 Cases, and the creditors’ rights of enforcement in respect of the debt instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 8.01	Other Events

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 7 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 7 Cases.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBE PHOTOS, INC.

Dated: March 25, 2020	By: /s/ Stuart Scheinman
Stuart Scheinman
Chief Executive Officer

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